UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   May 24, 2004

TOYS “R” US, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11609	22-3260693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey		07470
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code		(973) 617-3500

(Former name or former address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

( c )	Exhibits.

Exhibit 99.1	Press Release of Toys “R” Us, Inc. dated May 24, 2004.

Item 9.	Regulation FD Disclosure.

On May 24, 2004, Toys "R" Us, Inc. issued a press release announcing that it and its Toysrus.com subsidiary have filed a lawsuit against Amazon.com, Inc. to enforce their exclusive rights to sell toys, games and baby products on Amazon.com’s website pursuant to an August 2000 strategic alliance agreement.  Toys “R” Us is seeking injunctive and declaratory relief, monetary damages and contract rescission rights against Amazon.com.  The press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

DATE May 24, 2004	BY	/s/ Raymond L. Arthur
Raymond L. Arthur
Executive Vice President -
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Toys “R” Us, Inc., dated May 24, 2004.